--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                          ---------------------------

                                    FORM T-1

                          ---------------------------



                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
               UNDER THE TRUST INDENTURE ACT FOR 1939, AS AMENDED,
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE
   Check if an application to determine eligibility of a trustee pursuant to
                            Section 305(b)(2) _____

                          ---------------------------

                            FIRST UNION NATIONAL BANK

               (Exact name of Trustee as specified in its charter)

230 SOUTH TRYON STREET, 9TH FL.
CHARLOTTE, NC                                   28288-1179        22-1147033
(Address of principal executive office)         (Zip Code)        (I.R.S. Employer Identification No.)

                       Patricia A. Welling, (804) 788-9663
                  901 E. Cary Street, Richmond, Virginia 23219

                          ---------------------------

                           KELLSTROM INDUSTRIES, INC.
               (Exact name of obligor as specified in its charter)

Delaware                                                                                 13-3753725
(State or other jurisdiction of incorporation or organization)             (I.R.S. Employer Identification No.)



14000 N.W. 4th Street
Sunrise, FL                                                                33325
(Address of principal executive offices)                                   (Zip Code)

                          ---------------------------

                   __% CONVERTIBLE SUBORDINATED NOTES DUE 2003
                       (Title of the indenture securities)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

1.       GENERAL INFORMATION.

         (a) The following are the names and addresses of each examining or supervising authority to which the Trustee is subject:

                  The Comptroller of the Currency, Washington, D.C. Federal Reserve Bank of Richmond, Richmond, Virginia. Federal Deposit Insurance Corporation, Washington, D.C. Securities and Exchange Commission, Division of Market Regulation, Washington, D.C.

         (b)      The Trustee is authorized to exercise corporate trust powers.

2.       AFFILIATIONS WITH OBLIGOR.

                  The obligor is not an affiliate of the Trustee.

3.       VOTING SECURITIES OF THE TRUSTEE.

                  Not applicable.
                  (See answer to Item 13)

4.       TRUSTEESHIPS UNDER OTHER INDENTURES.

                  Not applicable.
                  (See answer to Item 13)

5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

                  Not applicable.
                  (See answer to Item 13)

6.       VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS.

                  Not applicable.
                  (See answer to Item 13)

7.       VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR
         OFFICIALS.

                  Not applicable.
                  (See answer to Item 13)

8.       SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

                  Not applicable.
                  (See answer to Item 13)

9.       SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

                  Not applicable.
                  (See answer to Item 13)

10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

                  Not applicable.
                  (See answer to Item 13)

11. OWNERSHIP OF HOLDERS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

                  Not applicable.
                  (See answer to Item 13)

12.      INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

                  Not applicable.
                  (See answer to Item 13)

13.      DEFAULTS BY THE OBLIGOR.

                  A. None
                  B. None

14.      AFFILIATIONS WITH THE UNDERWRITERS.

                  Not applicable.
                  (See answer to Item 13)

15.      FOREIGN TRUSTEE.

                  Trustee is a national banking association organized under the laws of the United States.

16.      LIST OF EXHIBITS.

         (1)  *Articles of Incorporation.

         (2) Certificate of Authority of the Trustee to conduct business. No Certificate of Authority of the Trustee to commence business is furnished since this authority is continued in the Articles of Association of the Trustee.

         (3) *Certificate of Authority of the Trustee to exercise corporate trust powers.

         (4)   *By-Laws.

         (5)   Inapplicable.

         (6) Consent by the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. Included at Page 6 of this Form T-1 Statement.

         (7)   Report of condition of Trustee.

         (8)   Inapplicable.

         (9)   Inapplicable.

         * Exhibits thus designated have heretofore been filed with the Securities and Exchange Commission, have not been amended since filing are incorporated herein by reference (See Exhibit T-1 Registration Number 333-43241).

                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, FIRST UNION NATIONAL BANK, a national association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Richmond, and Commonwealth of Virginia on the 11th day of June, 1998.

                                        FIRST UNION NATIONAL BANK
                                        (Trustee)



                                        BY: /s/ Patricia A. Welling
                                           -------------------------------------
                                            Patricia A. Welling, Vice President




                                                                 EXHIBIT T-1 (6)




                               CONSENTS OF TRUSTEE

              Under section 321(b) of the Trust Indenture Act of 1939 and in connection with the proposed issuance by Kellstrom Industries, Inc. of its Convertible Subordinated Notes due 2003, First Union National Bank, as the Trustee herein named, hereby consents that reports of examinations of said Trustee by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.

                                          FIRST UNION NATIONAL BANK



                                          BY: /s/ Dante M. Monakil
                                             --------------------------------
                                             Dante M. Monakil, Vice President




Dated: June 11, 1998
       -------------

REPORT  OF  CONDITION


    Consolidating domestic subsidiaries of the

    First Union National Bank                 Charlotte
           Name of Bank                         City

     in the state of North Carolina, at the close of business on March 31, 1998, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161. Charter Number 02737 Comptroller of the Currency Southeastern District



Statement of Resources and Liabilities


ASSETS
                                                                                Thousands of dollars
 1 Cash and balances due from depository institutions:
    a.  Noninterest-bearing balances and currency and coin................                    7,346,667
    b.  Interest-bearing balances.........................................                       12,481
 2 Securities:
    a. Held-to-maturity securities........................................                    1,937,159
    b. Available-for-sale securities......................................                   31,508,601
 3 Federal funds sold and securities purchased under agmts to resell:.....                    4,501,133
 4 Loans and lease financing receivables:
    a. Loans and leases, net of unearned income...........................   98,043,231
    b. LESS: Allowance for loan and lease losses..........................    1,213,121
    c. LESS: Allocated transfer risk reserve..............................            0
    d. Loans and leases, net of unearned income, allowance, and reserve...                   96,830,110
 5 Assets held in trading accounts........................................                    3,818,431
 6 Premises and fixed assets (including capitalized leases)...............                    2,660,908
 7 Other real estate owned................................................                      112,869
 8 Investments in unconsolidated subsidiaries and associated companies....                      269,234
 9 Customers' liability to this bank on acceptances outstanding...........                      575,447
10 Intangible assets......................................................                    2,896,263
11 Other assets...........................................................                    7,274,331
12 Total assets...........................................................                  159,743,634


LIABILITIES

 13 Deposits:
    a. In domestic offices........................................................                  101,438,219
       (1) Noninterest-bearing....................................................    19,061,893
       (2) Interest-bearing.......................................................    82,376,326
    b. In foreign offices, Edge and Agmt subsidiaries, and IBFs...................                    5,487,257
       (1) Noninterest-bearing....................................................                       29,619
       (2) Interest-bearing.......................................................                    5,457,638
 14 Federal funds purchased and securities sold under agmts to repurchase.........                   24,525,123
 15 a. Demand notes issued to the U.S. Treasury...................................                      426,758
    b. Trading liabilities........................................................                    4,547,787
 16 Other borrowed money:
    a. With a remaining maturity of one year or less..............................                    3,391,194
    b. With a remaining maturity of more than one year through three year.........                      635,109
    c. With a remaining maturity of more than three years.........................                      416,618
 17 Not applicable
 18 Bank's liability on acceptances executed and outstanding......................                      575,222
 19 Subordinated notes and debentures.............................................                    2,797,773
 20 Other liabilities.............................................................                    3,662,892
 21 Total liabilities.............................................................                  147,903,952
 22 Not applicable

EQUITY CAPITAL

 23 Perpetual preferred stock and related surplus.................................                      160,540
 24 Common stock..................................................................                       82,795
 25 Surplus.......................................................................                    8,532,323
 26 a. Undivided profits and capital reserves.....................................                    2,823,904
    b. Net unrealized holding gains (losses) on available-for-sale securities ....                      240,120
 27 Cumulative foreign currency translation adjustments...........................                            0
 28 Total equity capital..........................................................                   11,839,682
 29 Total liabilities, limited-life preferred stock, and equity capital
     (sum of items 21 and 28).....................................................                  159,743,634

    We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

    Directors                             I, Gary R. Sessions
    Warner N. Dalhouse                            Name
    Benjamin P. Jenkins, III              Vice President
    Robert W. Helms                               Title
                                          of the above-named bank do hereby
                                          declare that this Report ofCondition
                                          is true and correct to the best of my
                                          knowledge and belief.
    report.condition 3/31/98